UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

[X]	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended: March 31, 2012

Or

[ ]	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to _____________

Commission File Number: 333-145088

SPINDLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-8241820
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6821 East Thomas Road Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

(480) 335-7351
(Registrant's telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes [X]   No [   ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes [X]   No [   ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	Accelerated filer
Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act)
Yes [   ]   No [X]

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date:

Common Stock, $0.001 par value	17,057,000 shares
(Class)	(Outstanding as at May 15, 2012)

SPINDLE, INC.

Table of Contents

Page

PART I – FINANCIAL INFORMATION [3]

Unaudited Financial Statements [3]

Condensed Balance Sheets [4]

Condensed Statements of Operations [5]

Condensed Statements of Cash Flows [6]

Notes to Condensed Financial Statements [7]

Management's Discussion and Analysis of Financial Condition and Plan of Operation[13]

Controls and Procedures [21]

PART II – OTHER INFORMATION [22]

Legal Proceedings [22]

Unregistered Sales of Equity Securities [22]

Other Information [22]

Exhibits and Reports on Form 8-K [23]

SIGNATURES [24]

PART I – FINANCIAL INFORMATION

Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and pursuant to the rules and regulations of the Securities and Exchange Commission ("Commission").  While these statements reflect all normal recurring adjustments which are, in the opinion of management, necessary for fair presentation of the results of the interim period, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. For further information, refer to the financial statements and footnotes thereto, which are included in the Company's December 31, 2011, Annual Report on Form 10-K, previously filed with the Commission on March 30, 2012.

Spindle, Inc.
(A Development Stage Company)
Condensed Balance Sheets

	March 31,	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets

Current assets:
Cash	$19,972	$3,109
Accounts receivable	-	16,450
Prepaid expenses and deposits	5,000	-
Total current assets	24,972	19,559

Capitalization software costs, net of accumulated amortization of $0 and $0 as of March 31, 2012
and December 31, 2011, respectively	246,843	137,844

Total assets	$271,815	$157,403

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$96,702	$20,561
Payroll liabilities	10,417	-
Total current liabilities	106,489	20,561

Long-term liabilities
Notes payable – related party , net of debt discount of $17,045 and
$17,487 as of March 31, 2012 and December 31, 2011, respectively	89,756	33,813
Total current liabilities	89,756	33,813

Total liabilities	196,245	54,374

Stockholders’ equity:
Preferred stock, $.001, par value, 50,000,000 shares
Authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 300,000,000 shares
authorized, 16,799,000 and 16,480,000 shares issued and
outstanding as of March 31, 2012 and
December 31, 2011, respectively	16,799	16,480
Additional paid-in capital	775,268	616,087
Deficit accumulated during development stage	(716,497)	(529,538)
Total stockholders’ equity	75,570	103,029

Total liabilities and stockholders’ equity	$271,815	$157,403

The accompanying notes are an integral part of these condensed financial statements.

Spindle, Inc.
(A Development Stage Company)
Condensed Statements of Operations
(unaudited)

	For the three months ended		From Inception
	March 31,		(January 8, 2007) to
	2012	2011	March 31, 2012

Revenue	$-	$-	$31,931

Cost of sales	-	-	491

Gross profit	-	-	31,440

Expenses:
Depreciation expense	-	66	1,049
General and administrative expenses	186,516	5,145	297,521
Impairment expense	-	-	468
Total expenses	186,516	5,211	299,038

(Loss) before other expenses	(186,516)	(5,211)	(267,598)

Other expense:
Impairment of notes receivable	-	-	(448,040)
Interest expense	(443)	-	(664)
Total other expenses	(443)	-	(448,704)

(Loss) before provision for income taxes	(186,959)	(5,211)	(716,302)

Provision for income taxes	-	-	(195)

Net (loss)	$(186,959)	$(5,211)	$(716,497)

Weighted average number of
common shares outstanding – basic
and diluted	16,664,462	44,400,000

Net (loss) per share-basic and diluted	$(0.01)	$(0.00)

The accompanying notes are an integral part of these condensed financial statements.

Spindle, Inc.
(A Development Stage Company)
Condensed Statements of Cash Flows
(unaudited)

	For the three months ended		Inception
	March 31,		(January 8, 2007) to
	2012	2011	March 31, 2012

Operating activities
Net loss	$(186,959)	$(5,211)	$(716,497)
Adjustments to reconcile net loss to
net cash (used) by operating activities:
Shares issued for executive compensation	-	-	10,000
Depreciation and amortization	-	66	1,049
Impairment of asset	-	-	448,508
Amortization of debt discount	443	-	664
Changes in operating assets and liabilities:
Decrease in inventory	-	-	(468)
(Increase) in accounts receivable	16,450	-	-
(Increase) decrease in prepaid expenses and deposits	(5,000)	-	(5,000)
Increase (decrease) in accounts payable	75,511	-	96,072
Increase (decrease) in payroll liabilities	10,418	-	10,418
Net cash (used) in operating activities	(89,137)	(5,145)	(155,254)

Investing activities
Acquisitions of fixed assets	-	-	(1,049)
Acquisitions of capitalized software costs	(109,000)	-	(141,000)
Net cash (used) in investing activities	(109,000)	-	(142,049)

Financing activities
Distributions	-	-	(31,000)
Proceeds for notes payable – related party	55,500	-	106,800
Donated capital	-	6,000	27,475
Issuances of common stock	159,500	-	214,000
Net cash provided by investing activities	215,000	6,000	317,275

Net increase in cash	16,863	855	19,972
Cash – beginning of the year	3,109	244	-
Cash – end of the year	$19,972	$1,099	$19,972

Supplemental disclosures
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$195

Non-cash transactions
Shares issued for executive compensation	$-	$-	$10,000
Number of shares issued for executive compensation	-	-	40,000,000

The accompanying notes are an integral part of these condensed financial statements.

Spindle, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 1 – Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (SEC).  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.  It is suggested that these condensed interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2011 and notes thereto included in the Company's annual report on Form 10-K.  The Company follows the same accounting policies in the preparation of interim reports.

Results of operations for the interim periods are not indicative of annual results.

Note 2 – History and organization of the company

The Company was originally organized on January 8, 2007 (Date of Inception) under the laws of the State of Nevada, as Coyote Hills Golf, Inc.  On November 15, 2011, the Company amended its articles of incorporation to change its name from Coyote Hills Golf, Inc. to Spindle, Inc.  The Company is authorized to issue up to 200,000,000 shares of its common stock with a par value of $0.001 per share.

The business of the Company is a commerce-centric company which generates revenue through patented conversion and networked payment processes.  The Company has limited operations and in accordance with FASB ASC 915-10, “Development Stage Entities,” the Company is considered a development stage company.

Note 3 – Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred a net loss of ($716,497) for the period from January 8, 2007 (inception) to March 31, 2012, and had minimal net sales of $31,931.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is significantly dependent upon its ability, and will continue to attempt, to secure equity and/or additional debt financing.  The Company has recently issued debt securities and is contemplating conducing an offering of its common stock to raise proceeds to finance its plan of operation.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Spindle, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 4 – Accounting policies and procedures

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Loss per share
Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company had dilutive common stock equivalents, such as stock options or warrants as of March 31, 2012.  See Note 10.

Revenue recognition
The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.  There was no revenue for the three months ended March 31, 2012 and 2011.

Sales related to long-term contracts for services (such as engineering, product development and testing) extending over several years are accounted for under the percentage-of-completion method of accounting.  Sales and earnings under these contracts are recorded based on the ratio of actual costs incurred to total estimated costs expected to be incurred related to the contract under the cost-to-cost method based budgeted milestones or tasks as designated per each contract. Anticipated losses on contracts are recognized in full in the period in which losses become probable and estimable.

For all other sales of product or services the Company recognizes revenues based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Recent Accounting Pronouncements
The company evaluated all of the other recent accounting updates through April 2012 and deemed that they would not have a material effect on the financial position, results of operations or cash flows of the Company.

Reclassifications
Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation.  These reclassifications had no effect on previously reported results of operations or retained earnings.

Spindle, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 5 – Prepaid expenses and deposits

On February 7, 2012, the Company entered into a legal retainer agreement with a law firm, for which the Company paid a legal retainer of $5,000.  The retainer will be expensed at the sole discretion of the law firm and all ongoing legal fees are billed to the Company as incurred.  During the three months ended March 31, 2012, the Company recognized legal expenses of $0.  As of March 31, 2012, the balance in prepaid expenses was $5,000.

Note 6 – Fixed assets

Fixed assets consisted of the following at:

	March 31,	December 31,
	2012	2011
Computer equipment	$1,049	$1,049
Less: Accumulated depreciation	(1,049)	(1,049)
Total fixed assets, net	$-	$-

Note 7 – Capitalized software costs

Capitalized software costs consisted of the following at:

	March 31,	December 31,
	2012	2011
Capitalized software costs	$246,844	$137,844
Less: Accumulated amortization	-	-
Total capitalized software costs, net	$246,844	$137,844

The Company has developed proprietary software for the secure movement of funds between individuals and businesses.  The Company has capitalized certain development costs because the product is in the application development stage.  The Company anticipates commencing amortization during the third quarter of 2012.  No amortization expense has been recognized as of March 31, 2012 because the software has not been placed into service.

Note 8 – Notes payable – related party

On November 14, 2011, the Company entered into a promissory note with a related party for $25,000.  The note bears 0% interest and is due on November 13, 2014.  In connection with the note, the note-holder was issued warrants to purchase up to 250,000 shares of the Company’s par value common stock at a price per share of $1.00.  Resultantly, a discount of $17,709 was attributed to the value of the note, which amount is being amortized over a period of 36 months.  During the three months ended March 31, 2012, a total of $443 has been amortized and recorded as interest expense related to the warrants.  See Note 10 for additional discussion regarding the issuance of warrants.

On December 15, 2011, the Company received loans from a related party totaling $26,300.  The related party agreed to loan the Company up to $60,000 and the entire balance of principal and interest is due on December 15, 2014.  The loan is unsecured and bears no interest.  On May 3, 2012, related party agreed to increase the maximum loan amount to $250,000.  During the three months ended as of March 31, 2012, the Company received additional funds totaling $55,000 and the balance owed to the Company in principal was $81,800.

Spindle, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 9 – Stockholders’ equity

The Company was originally authorized to issue up to 100,000,000 shares of one class of common stock, par value $.001.  On November 15, 2011, the Company amended the Company’s Articles of Incorporation to increase the authorized capital stock of the Company from 100,000,000 shares with a par value of $0.001 per share to 300,000,000 shares of par value common stock and 50,000,000 shares of par value preferred stock.

On November 15, 2011, the Company effectuated a 4-for-1 forward stock split.  All share and per share amounts have been retroactively restated.

On January 12, 2007, an officer and director of the Company paid for incorporation fees on behalf of the Company in the amount of $175.  The entire amount is not expected to be repaid and is considered to be additional paid-in capital.

On January 12, 2007, the Company issued 40,000,000 shares of its $0.001 par value common stock as founders’ shares to its two officers and directors in exchange for services rendered in the amount of $10,000.

On February 8, 2007, an officer and director of the Company donated cash in the amount of $100.  The entire amount is considered to be additional paid-in capital.

On March 28, 2007, the Company issued 1,200,000 shares of its $0.001 par value common stock for subscriptions receivable of $15,000 in a private transaction to one shareholder.  In April 2007, the subscriptions receivable was satisfied and the entire $15,000 was received in cash.

On May 8, 2008, the Company completed a public offering, whereby it sold 3,200,000 shares of its par value common stock for total gross cash proceeds in the amount of $40,000.  Total offering costs related to this issuance was $500.

During the year ended December 31, 2009, an officer and director of the Company donated cash in the amount of $7,400.  The entire amount is considered to be additional paid-in capital.

During the year ended December 31, 2010, an officer and director of the Company donated cash in the amount of $11,300.  The entire amount is considered to be additional paid-in capital.

On December 2, 2011, former officers and directors of the Company agreed to cancel a total of 41,120,000 shares of common stock.

On December 2, 2011, the Company issued 13,200,000 shares of common stock to acquire assets valued at $553,884.

During the year ended December 31, 2011, an officer and director of the Company donated cash in the amount of $8,500.  The entire amount is considered to be additional paid-in capital.

During the three months ended March 31, 2012, the Company sold a total of 319,000 shares of common stock for total cash of $159,500.

As of March 31, 2012, there have been no other issuances of common stock.

Spindle, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 10 – Warrants

On November 14, 2011, the Company issued warrants to purchase shares of the Company’s par value common stock to a related-party in conjunction with a promissory note.  The warrant holder was granted the right to purchase 250,000 shares of common stock of the Company for an aggregate purchase price of $250,000 or $1.00 per share.  The aggregate fair value of such warrants totaled $60,720 based on the Black Schoeles Merton pricing model using the following estimates: 2.04% risk free rate, 52% volatility and expected life of the warrants of 10 years.  See note 7 for further details.

The following is a summary of the status of all of the Company’s stock warrants as of March 31, 2012 and 2011 and changes during the three months ended on those dates:

	Number Of Shares	Weighted-Average Exercise Price
Outstanding at December 31, 2010	0	$0.00
Granted	0	$0.00
Exercised	0	$0.00
Cancelled	0	$0.00
Outstanding at March 31, 2011	0	$0.00
Granted	250,000	$1.00
Exercised	0	$0.00
Cancelled	0	$0.00
Outstanding at December 31, 2011	250,000	$1.00
Granted	0	$0.00
Exercised	0	$0.00
Cancelled	0	$0.00
Outstanding at March 31, 2012	250,000	$1.00
Warrants exercisable at March 31, 2011	-	$0.00
Warrants exercisable at March 31, 2012	250,000	$1.00

The following tables summarize information about stock options outstanding and exercisable at March 31, 2012:

	STOCK OPTIONS OUTSTANDING
Range of Exercise Prices	Number of Shares Outstanding	Weighted-Average Remaining Contractual Life in Years	Weighted- Average Exercise Price
$ 1.00	250,000	9.67	$ 1.00
	250,000	9.67	$ 1.00

	STOCK OPTIONS EXERCISABLE
Range of Exercise Prices	Number of Shares Exercisable	Weighted- Average Exercise Price
$1.00	250,000	$1.00
	250,000	$1.00

Spindle, Inc.
(A Development Stage Company)
Notes to Condensed Financial Statements

Note 11 – Related party transactions

On January 12, 2007, an officer and director of the Company paid for incorporation fees on behalf of the Company in the amount of $175.  The full amount has been donated and is not expected to be repaid and is thus categorized as additional paid-in capital.

On January 12, 2007, the Company issued 40,000,000 shares of its $0.001 par value common stock as founders’ shares to its two officers and directors in exchange for services rendered in the amount of $10,000.

On February 8, 2007, an officer, director and shareholder of the Company donated cash in the amount of $100.  The full amount has been donated and is not expected to be repaid and is thus categorized as additional paid-in capital.

During the year ended December 31, 2009, an officer and director of the Company donated cash in the amount of $7,400.  The entire amount is considered to be additional paid-in capital.

During the year ended December 31, 2010, an officer and director of the Company donated cash in the amount of $11,300.  The entire amount is considered to be additional paid-in capital.

On November 14, 2011, the Company entered into a promissory note with a related party for $25,000.  In connection with the note, the note-holder was issued warrants to purchase up to 250,000 shares of the Company’s par value common stock at a price per share of $1.00.  See note 7 for further details.

In connection with the December 2, 2011 Asset Purchase Agreement and Addendum Number 1 thereto, former officers and directors of the Company agreed to cancel a total of 41,120,000 shares of common stock.  See note 11 for further details.

Also on December 2, 2011, and in connection with the Asset Purchase Agreement and Addendum Number 1 thereto, the Company issued 13,200,000 shares of common stock to acquire assets valued at $553,884.  See note 11 for further details.

On December 15, 2011, the Company received loans from a related party totaling $26,300.  The related party agreed to loan the Company up to $60,000 and the entire balance of principal and interest is due on December 15, 2014.  The related party agreed to loan the Company up to $60,000 and the entire balance of principal and interest is due on December 15, 2014.  During the three months ended as of March 31, 2012, the Company received additional funds totaling $55,000 and the balance owed to the Company in principal was $81,800.  On May 3, 2012, related party agreed to increase the maximum loan amount to $250,000.  See Note 8.

During the year ended December 31, 2011, an officer and director of the Company donated cash in the amount of $8,500.  The entire amount is considered to be additional paid-in capital.

During the year ended December 31, 2011, the Company distributed funds in the amount of $31,000 to a related entity.  The distribution is not expected to be repaid and is considered to be a reduction to additional paid-in capital.

Note 12 – Subsequent Events

From April 1, 2012 through the date of this report, the Company sold 258,000 shares of common stock for cash of $129,000.

The Company’s Management has reviewed all material events through the date of this report in accordance with ASC 855-10, and believes there are no further material subsequent events to report.

Management's Discussion and Analysis of Financial Condition and Plan of Operation

Forward-Looking Statements

This Quarterly Report contains forward-looking statements about Spindle’s business, financial condition and prospects that reflect management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our management’s assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, Spindle’s actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our services, our ability to expand our customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this Quarterly Report, words such as,  "believes,""expects," "intends,""plans,""anticipates,""estimates" and similar expressions are intended to identify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Overview

We were originally incorporated in the State of Nevada on January 8, 2007 as “Coyote Hills Golf, Inc.”  We were previously an online retailer of golf-related apparel, equipment and supplies.  Through the date of this quarterly report, we only generated minimal revenues from that line of business.

On December 2, 2011, we entered into and closed an Asset Purchase Agreement by and between Coyote Hills Golf, Inc., Spindle Mobile, Inc., a corporation formed in Delaware on January 14, 2011, and Mr. Mitch Powers, Ms. Stephanie Erickson and Mr. Kamiar Khatami, all three of whom collectively own a majority of our issued and outstanding common stock.  In accordance with the Agreement, and Addendum Number 1, which retroactively revises certain provisions of the original Agreement, we acquired various physical assets and intellectual property from SMI.  As a result of the transaction, SMI acquired approximately 80% of the issued and outstanding common stock of CYHF.

Concurrent with the closing of the Agreement, we amended our articles of incorporation to change our name from Coyote Hills Golf, Inc. to Spindle, Inc.  For a more detailed explanation of the above transactions please see the Company’s Form 8-K filed with the SEC on December 6, 2011, and subsequent amendments made thereto.

Spindle is a commerce-centric company with four primary customers: individuals, consumers (buyers), merchants (sellers, retail, brands, and destinations) and institutions. The Company generates revenue through patented conversion and networked payment processes under the Spindle product line and licensing of its Intellectual Property. The Company’s products allow the secure movement of funds between parties as well as provide brands, merchants, and institutions with the conversion tools necessary to deliver a seamless frictionless finance ecosystem.

For individual users, the Spindle product is intended to be a networked service that allows users to perform commerce as well as send and receive funds with the confidence that the system is simple and secure. The Spindle payment platform allows users to register and attain an account that is accessible via the internet or mobile device to facilitate commerce and manage the exchange of funds between other participating users.

The Spindle, Inc. suite of products, chosen singly or in concert with one another, offer a better way to extend the life of terrestrial, internet, mobile, and other networked marketing and advertising campaigns. Spindle, Inc. products are device and hardware agnostic, focusing instead on enterprise, banking, and brand-centric solutions that streamline the transactional process in a highly secure space. That's a basic tenet behind our frictionless finance concept pioneered by Spindle and an idea made whole through our commitment to providing easy-to-use yet enterprise class solutions for any size company where conversion and transaction is lifeblood.

Results of Operations

As of approximately December 6, 2011, we discontinued our prior golf apparel and supply business and have dedicated our focus on developing our proprietary mobile money transfer and payment technology.  Due to a change in business, year-to-year comparisons are not significant and are not a reliable indicator of future prospects.

Revenues and Cost of Sales

Revenues from ongoing operations are expected to be derived from our patented conversion and networked payment processes under the Spindle product line and licensing of our Intellectual Property.  We did not generate any revenues during the three months ended March 31, 2012 or 2011.  Our management is hopeful that as our base of operations grow, we will see a corresponding increase in licensing revenue.  As stated previously, we only recently changed our business direction.  Therefore, our potential revenue streams are relatively new and have only recently begun to contribute materially to our operations and we are unable to forecast prospects.

Since our inception on January 8, 2007 to March 31, 2012, we generated aggregate revenues of $31,931, of which $510 is from golf-related business.  There can be no assurance that we will continue to generate or grow revenues in future periods, sustain current revenue levels or that we will be able to replace revenues from our current customers with revenues from others.  Costs of sales since our inception totaled $491, all of which is specifically related to our former golf apparel business.  After taking into account costs of sales, our aggregate gross profit since inception was $31,440.

Operating Expenses

In the course of our operations, we incur operating expenses composed largely of general and administrative costs and professional fees.  General and administrative expenses are essentially the cost of doing business, and encompass, without limitation, the following: research and development; licenses; taxes; general office expenses, such as postage, supplies and printing; utilities; bank charges; website costs; and other miscellaneous expenditures not otherwise classified.  Accounting fees include: auditing by our independent registered public accountants, bookkeeping, tax preparation fees for filing Federal and State income tax returns and other accounting-specific consulting services.  Professional fees include: transfer agent fees for printing stock certificates; consulting costs for marketing and advertising; general business development; and Edgarization fees for the submission of reports and information statements with the U.S. Securities and Exchange Commission.

For the three months ended March 31, 2012, we incurred operating expenses in the amount of $186,516, composed solely of in general and administrative expenses.  We are currently in the research and development stage and, resultantly, our expenses are primarily related to bringing our intellectual property to market.  At this time, we are expect to continue to incur professional and consulting fees in our efforts to commercialize our technology for at least the next 9 to 12 months.

In the comparable quarter ended March 31, 2011, we incurred operating expenses in the amount of $5,211, composed of: $66 in depreciation and amortization expense related to our computer equipment and $5,145 in general and administrative expenses.

Since our inception through March 31, 2012, aggregate operating expenditures were $299,038, composed of $297,521 of general and administrative costs, $1,049 in depreciation expense and $468 in impairment related to obsolete inventory.

Impairment Expense

During 2011, we recorded impairment expense of $448,040, related specifically to the impairment of notes receivable acquired from Spindle Mobile in the December 2, 2011 Asset Purchase Agreement.  The notes were originated between November 2009 and June 2010.  Although we fully intend to pursue collection of these notes receivable, as of December 31, 2011, due to the age and certain other factors, our management was unable to substantiate the collectability and carrying value and resultantly impaired the value of notes receivable.  Therefore, since our inception, we recorded impairment expense related to notes receivable of $448,040.

Interest Expense

On November 14, 2011, we borrowed cash from a related party, in the amount of $25,000.  In connection with the promissory note, we issued the note holder warrants to purchase up to 250,000 shares of our common stock at $1.00 per share.  As a result of this transaction, we recognized interest expense of $443 related to the amortization of the discount on the promissory note during the three month period ended March 31, 2012.  Comparatively, we did not record any interest expense related to this promissory note during the three months ended March 31, 2011.  Since our inception to March 31, 2012, we recorded total interest expense of $664.

Provision for Income Taxes

During the three month periods ended March 31, 2012 and 2011, we did not record any provision for income taxes.  Since our inception to March 31, 2012, we recorded total provisions for income taxes of $195, related specifically to the minimum tax payable to the State of Arizona.

Net Losses

We have experienced net losses in all periods since our inception.  Our net losses for the quarters ended March 31, 2012 and 2011 were $186,959 and $5,211, respectively.  Our net loss since the date of our inception through March 31, 2012 was $716,497.  We anticipate incurring ongoing operating losses and cannot predict when, if at all, we may expect these losses to plateau or narrow.

Liquidity and Capital Resources

Cash used in operating activities during the three months ended March 31, 2012 was $89,138, compared to $5,145 of cash used in operations during the comparable period ended March 31, 2011.  Since inception, we have used $155,255 in cash for general operations and developmental activities.

Cash used in investing activities was $109,000 during the three months ended March 31, 2012, specifically related to the purchase of capitalizable software costs.  Comparatively cash used in investing activities was $0 in the year ago quarter ended March 31, 2011.  From inception to March 31, 2012, cash used in investing activities was $142,049.

During the three months ended March 31, 2012, net cash provided by financing activities totaled $215,000, of which $55,500 is attributable to notes payable to a related party and $159,500 of which was received from investors purchasing shares of our common stock.  In comparison, during the quarter ended March 31, 2011, financing activities provided $6,000 in cash, primarily from cash donated by a related party.  Since our inception through March 31, 2012, $317,275 in cash was provided by financing activities, of which $31,000 was distributed to a related party entity; $106,800 is attributable to notes payable to a related party and $27,475 of which was cash donated by a former officer and director and $214,000 in cash received from sales of our common stock.

As of March 31, 2012, we had $19,972 of cash on hand.  Our management believes this amount is not sufficient to maintain our operations for at least the next 12 months.  We are actively raising additional capital by conducting additional issuances of our equity and debt securities for cash.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  As such, our principal accountants have expressed doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.

Our management expects to incur up to, but not in excess of, $300,000 in research and development costs.

We do not have any off-balance sheet arrangements.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

We have not paid for expenses on behalf of any of our directors.  Additionally, we believe that this fact shall not materially change.

Our Business Growth Strategy

Spindle will use the following strategy in the implementation of its business plan:

1.	Take advantage of increasing consumer acceptance of mobile and online commerce.

We plan to capitalize on increasing consumer acceptance of the Mobile and online commerce through marketing programs designed to attract consumer users and merchants looking to participate in the commerce ecosystem. In addition to providing a low-cost means of reaching customers, we believe that we can greatly increase our service offerings through social media channels, branding partners, and referrals by providing our consumers.

Acquire and serve customers through traditional channels.

Although we believe that it is important to be able to acquire and service customers online, we are building the infrastructure necessary to acquire and serve customers through traditional media such as direct mail, radio, print media, television, kiosks, and telemarketing. This will ensure that we can reach all customers, regardless of their preferred method for doing business.

2.	Market ourselves through strategic alliances and affiliations.

We will leverage our branding partners with established consumer brands to offer branded or co-branded versions of our products to their customers. We believe that these relationships will help us acquire our target customers in a cost effective manner.

3.	Offer competitive pricing.

We believe that one of the principal benefits we will offer consumers is an ability to tailor our product offerings to match their specific needs. We intend to offer various combinations of products with differing technological benefits giving consumers private label opportunities if they are a distributor, discounts for pre-payment options, and other specialty offerings. We will also offer our customers a menu of service that allows them to tailor a services package that meets their market objective.

4.	Develop and acquire additional products to cross-sell.

Our initial focus will be on scaling our operations, growing revenues through aggressive marketing and sales strategies, and lowering costs by streamlining operations where feasible. In addition, we intend to be at the forefront in developing and or acquiring technologies that offer further benefits to consumers and present opportunities for us. We believe that as we develop our business, we will have opportunities to leverage our relationships by offering additional, high-margin products that we will either develop internally or obtain through acquisition. Spindle has developed products that are market ready with an innovative approach to risk management, Fraud Detection, and user authentication. With the stair step approach to underwriting both consumer and business use of the Spindle system, the eco system is poised to attract the small entry level merchant, ecommerce businesses, and larger enterprises with  a board use of both physical and virtual merchandising needs.

We expect to capitalize on the expanding mobile and mcommerce environments with a suite of technologies which we believe are simple, secure, device agnostic, flexible, and enterprise grade. Our products are driven through our patented process, which allows for the financial plumbing to exit over networks, for merchants, retailers, banks, and institutions. The Spindle Mobile ecosystem consists of not only individuals moving funds, but also professional and business entities seeking more ways to interact with consumers and, chosen singly or in concert with one another, facilitating commerce. For its enterprise clients, Spindle Mobile provides P2P, P2B, B2B, B2P, and Mobile Check Deposit. Spindle will offer these products directly to the aforementioned audience with regional business development teams located on both the East and West coasts.

Our products exist in either a client’s location or through our secure cloud based network, located in our data center in Wilshire 1, Los Angeles, CA, which provides flexibility and easy integration. Spindle is entering the market as a Payment Service Provider (PSP). As such Spindle’s system must undergo Payment Card Industry (PCI) certification, which we anticipate obtaining in the second or third quarter of 2012. Our system will initially require a Merchant Level 4 certification with includes an initial evaluation followed by period random testing. Below are the Visa defined PCI levels:

VISA Merchant Levels Defined

Level	Description
1
Any merchant-regardless of acceptance channel-processing over 6,000,000 Visa transactions per year. Any merchant that Visa, at its sole discretion, determines should meet the Level 1 merchant requirements to minimize risk to the Visa system.

2	Any merchant-regardless of acceptance channel-processing 1,000,000 to 6,000,000 Visa transactions per year.
3	Any merchant processing 20,000 to 1,000,000 Visa e-commerce transactions per year.
4	Any merchant processing fewer than 20,000 Visa e-commerce transactions per year, and all other merchants-regardless of acceptance channel-processing up to 1,000,000 Visa transactions per year.

Our certification partner will test for the following:

Vulnerability Scanning Service

Network Penetration Tests

1.	Network Mapping

2.	System Identification and Classification

3.	System Vulnerability Identification and Exploitation

4.	Application Architecture Identification and Exploitation

5.	System and Application Compromise

6.	Data Extraction

External and Internal Penetration Testing

Onsite Validation

Information Security Policy and Procedure Validation

As Spindle grows our business we will engage our PCI compliance validation partner for additional certifications to bring us up to a Service Provider certifications status. This will enable Spindle to handle a greater number of transactions and connecting to multiple banks and payment processors. This will be important as we grow our white label business.

VISA Service Provider Levels Defined

Level	Canada, CEMEA, Europe, USA
1	All VisaNet processors (member and non-member) and all payment gateways
2	Service Providers (agents) not in Level 1 that store, process, or transmit > 1 million accounts/transactions annually
3	Service Providers (agents) not in Level 1 that store, process, or transmit < 1 million accounts/transactions annually

In order to grow our organization we will need to develop team sales strategies and build the supporting infrastructure. Although continual advancement and development of our product will be required to support the changing landscape of functionality and user experience, Spindle’s core products have been developed for PSP and P2P initiatives. Through the successful infusion of necessary capital Spindle will establish these sales networks, hire the company’s internal structure staff, and further establish our settlement requirements to meet the demand for our products.

Spindle is entering the market as a payment processing company to move funds between legacy payment networks and in and out of the Spindle RhinoPay P2P service. Settlement accounts are used to buffer the daily fluctuation of funds movement between accounts. In addition RhinoPay is a merchant services provider to small merchants accepting credit card, ACH, and Check payments from their customers. As such, our sponsoring bank partners require us to have a settlement account is with reserves to funding to cover 1 to 3 months of processing volume. These accounts cover the daily fluctuation of funds moving between payment systems and to cover chargebacks, returns and holdbacks.

We anticipate having a settlement account with our credit card processing partner bank, our ACH processing partner bank, for RhinoPay funds custodial / trust bank, Check 21 processing bank partner, and consumer loans bank partner. We may actually have redundant accounts as our bank branding partnerships grow. Each bank partner will require that settlement funds be immediately available during the nightly settlement process. We generally expect our settlement process to have a net zero balance but we do expect daily variations due to fees, chargeback and other charges to our settlement accounts which we will subsequently pass on to our RhinoPay users and merchant customers.  As part of our growth strategy we will fund our settlement accounts to the levels required to meet demand of our products and services. We anticipate a significant amount of our capital will be used to fund these settlement accounts.

Spindle will develop our growth strategies around our core management team who are experts in their field of payments, product development, and enterprise solutions. We currently employ three managers who perform the roles of President, VP Product Development, and Chief Technology Officer respectively.

In the role of president, Bill Clark is responsible for Spindle's day-to-day operations, including sales, marketing, and product management. Clark brings an impressive resume to Spindle that spans nearly three decades of industry experience. Before joining Spindle, he served as executive vice president and general manager for Apriva's Point of Sale (POS) division. During his tenure with Apriva, he led North American operations for this mobile payments technology leader, and was responsible for the strategic direction and execution of the company's national sales and marketing initiatives, client services, and product management. Under his stewardship, Apriva expanded its sales channel to over 350 partners, and grew into North America's leading provider of wireless payment technology.

Prior to his work with Apriva, Clark served as general manager of wireless products for First Data Merchant Services. At First Data, he pioneered the delivery and sales of emerging technologies over a wide range of markets, including Internet banking, electronic bill presentment, web-based merchant services, RFID/NFC, and the release of TCP/IP and 3G wireless acquiring products. He holds a Bachelors of Science Degree in Electronics and Management from Southern Illinois University, and an MBA from the University of Nebraska-Omaha.

Thomas DeRosa's responsibilities include the creation of Spindle's redundant enterprise infrastructures, and the management of technology and related data centers. He began his technology career with a financial provider in 1983, and subsequently developed several successful businesses functioning as both a chief technology and chief executive officer. For over 30 years Thomas has provided enterprise solutions to organizations in the healthcare, insurance, and travel industries most recently serving as CEO and chief architect for ezGDS, creating one of the top global online travel booking engines.

As vice president of product development, Kevin McNish will oversee the strategic direction and development of Spindle payment platform including the recently acquired RhinoPay® solutions. Prior to joining the company, Kevin held several key positions with First Data, including global product development, business development and product management for wireless Point of Sale (POS) solutions, as well as mobile payment initiatives in North America.

In addition, McNish is the named inventor on Point of Sale System with Ability to Remotely Update Firmware, publication number: US 2009/0037284 A1 for remote firmware updates for POS systems, and has developed and deployed several processes to streamline and manage the rollout of PA-DSS initiatives, contactless technologies, along with EMV and wireless provisioning of POS devices for large scale activation and deployment. He has a Bachelor of Science degree in Information Technology from American Intercontinental University, and an MBA from Nova Southeastern University.

Spindle will leverage its talented senior management team to develop their intellectual property pursuits, sales strategies and infrastructure, and product development.

Critical Accounting Policies

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, recoverability of intangible assets, and contingencies and litigation.  We base our estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The most significant accounting estimates inherent in the preparation of our consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources, primarily the valuation of intangible assets.  The methods, estimates and judgments we use in applying these most critical accounting policies have a significant impact on the results we report in our consolidated financial statements.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Intangible assets

Management regularly reviews property, equipment, intangibles and other long-lived assets for possible impairment. This review occurs quarterly, or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. If there is indication of impairment, then management prepares an estimate of future cash flows expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. Management believes that the accounting estimate related to impairment of its property and equipment, is a “critical accounting estimate” because: (1) it is highly susceptible to change from period to period because it requires management to estimate fair value, which is based on assumptions about cash flows and discount rates; and (2) the impact that recognizing an impairment would have on the assets reported on our balance sheet, as well as net income, could be material. Management’s assumptions about cash flows and discount rates require significant judgment because actual revenues and expenses have fluctuated in the past and are expected to continue to do so.

The Company capitalizes the costs associated with the development of the Company’s website pursuant to ASC Topic 350.  Other costs related to the maintenance of the website are expensed as incurred.  Amortization is provided over the estimated useful lives of 3 years using the straight-line method for financial statement purposes.   The Company will commence amortization once the economic benefits of the assets began to be consumed.

The Company reviews the carrying value of intangible assets for impairment whenever events and circumstances indicate that the carrying value may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to the amount by which the carrying value exceeds the fair value.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors.  During the three months ended March 31, 2012 and 2011, there was no impairment necessary.

Property and equipment

Property and equipment is recorded at cost.  Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred.  When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period.  Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes.  The Company uses other depreciation methods (generally accelerated) for tax purposes where appropriate.  The estimated useful lives for significant property and equipment categories are as follows:
Computer equipment	3 years

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors.  Based on this assessment there was no impairment as March 31, 2012 or 2011.  Depreciation expense for the three months ended March 31, 2012 and 2011 totaled $0 and $0, respectively.

Accounts receivable

Accounts receivable are stated at the amount the Company expects to collect from outstanding balances and do not bear interest.  The Company provides for probable uncollectible amounts through an allowance for doubtful accounts, if an allowance is deemed necessary.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable, however, changes in circumstances relating to accounts receivable may result in a requirement for additional allowances in the future.  On a periodic basis, management evaluates its accounts receivable and determines the requirement for an allowance for doubtful accounts based on its assessment of the current and collectible status of individual accounts with past due balances over 90 days.  Account balances are charged against the allowance after all collection efforts have been exhausted and the potential for recovery is considered remote.

Software development costs

The Company accounts for the cost of computer software developed or obtained for internal use of its application service by capitalizing qualifying costs, which are incurred during the application development stage and amortizing them over the software’s estimated useful life. Costs incurred in the preliminary and post-implementation stages of the Company’s products are expensed as incurred. The amounts capitalized include external direct costs of services used in developing internal-use software and for payroll and payroll-related costs of employees directly associated with the development activities. The Company amortizes capitalized software over the expected period of benefit, which is three years, beginning when the software is ready for its intended use.

Revenue recognition

The Company recognizes revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the amount of fees to be paid by the customer is fixed or determinable; and (4) the collection of our fees is probable.  There was no revenue for the three months ended March 31, 2012 and 2011.

Sales related to long-term contracts for services (such as engineering, product development and testing) extending over several years are accounted for under the percentage-of-completion method of accounting.  Sales and earnings under these contracts are recorded based on the ratio of actual costs incurred to total estimated costs expected to be incurred related to the contract under the cost-to-cost method based budgeted milestones or tasks as designated per each contract. Anticipated losses on contracts are recognized in full in the period in which losses become probable and estimable.

For all other sales of product or services the Company recognizes revenues based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the product or service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time of shipment of the product to the customer.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2012 and 2011.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Stock-Based Compensation

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expense related to the fair value of its employee stock option awards.  This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Reclassifications

Certain reclassifications have been made to the prior years’ financial statements to conform to the current year presentation.  These reclassifications had no effect on previously reported results of operations or retained earnings.

Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Our Principal Executive Officer and Chief Financial Officer evaluated the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of the period covered by this Report. Based on that evaluation, it was concluded that our disclosure controls and procedures are not designed at a reasonable assurance level and are not effective to provide reasonable assurance that information we are required to disclose in the reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our principal executive and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure

Changes in internal controls over financial reporting

There were no changes in our internal controls over financial reporting that occurred during the period covered by this report, which has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

Limitations on Effectiveness of Controls and Procedures

In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect the fact that there are resource constraints and that management is required to apply its judgment in evaluating the benefits of possible controls and procedures relative to their costs.

PART II – OTHER INFORMATION

Legal Proceedings

We are not a party to any material legal proceedings.

Unregistered Sales of Equity Securities

On November 15, 2011, we effectuated a 4-for-1 forward stock split.  All share and per share amounts have been retroactively restated.

On March 28, 2007, we sold 1,200,000 shares of our common stock to Kamiar Khatami, a non-related individual.  The shares were issued at a price of $0.02 per share for total cash in the amount of $15,000.  The shares bear a restrictive transfer legend.  At the time of the issuance, Mr. Khatami was provided fair access to and was in possession of all available material information about our company.  On the basis of these facts, we claim that the issuance of stock to Mr. Khatami qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

On November 14, 2011, we entered into an Agreement and Promissory Note with David Ide, a related party, for $25,000.  The Note bears no interest and is due on November 13, 2014.  In connection with the Note, and for no additional consideration, we issued Mr. Ide warrants to purchase up to 250,000 shares of our common stock at an exercise price of $1.00 per share.

On December 2, 2011, former officers and directors agreed to cancel a total of 41,120,000 shares of common stock.

As a result of the Asset Purchase Agreement entered into on December 2, 2011, we issued an aggregate of 13,200,000 shares of common stock to Spindle Mobile, Inc. and its assigns.

During the three months ended March 31, 2012, the Company sold a total of 319,000 shares of common stock for total cash of $159,500.  Subsequent to March 31, 2012, the period covered by this quarterly report, we sold 258,000 shares of common stock for cash of $129,000.

Exhibits and Reports on Form 8-K

Exhibit Number	Name and/or Identification of Exhibit

3	Articles of Incorporation & By-Laws

(a) Articles of Incorporation (1)
(b) By-Laws (1)

10	Material Agreements

(a) Asset Purchase Agreement (2)
(b) Addendum No. 1 to Asset Purchase Agreement

31	Rule 13a-14(a)/15d-14(a) Certifications

32	Certification under Section 906 of the Sarbanes-Oxley Act (18 U.S.C. Section 1350)

101	Interactive Data File

(INS) XBRL Instance Document
(SCH) XBRL Taxonomy Extension Schema Document
(CAL) XBRL Taxonomy Extension Calculation Linkbase Document
(DEF) XBRL Taxonomy Extension Definition Linkbase Document
(LAB) XBRL Taxonomy Extension Label Linkbase Document
(PRE) XBRL Taxonomy Extension Presenation Linkbase Document

(1)	Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on August 3, 2007.
(2)	Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on December 6, 2011.

8-K Filed Date	Item Number

January 23, 2012	Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment
of Principal Officers
Item 9.01 Financial Statements and Exhibits

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPINDLE, INC.
(Registrant)

Signature	Title	Date

/s/ William Clark	President	May 15, 2012
William Clark

/s/ William Clark	Principal Accounting Officer	May 15, 2012
William Clark	Chief Financial Officer